Exhibit 99.1

Imago BioSciences Appoints Laurie Keating to Board of Directors

SOUTH SAN FRANCISCO, Calif., November 18, 2021 – Imago BioSciences, Inc. (Imago) (Nasdaq: IMGO), a clinical stage biopharmaceutical company discovering new medicines for the treatment of myeloproliferative neoplasms (MPNs), today announced the appointment of Laurie Keating to its Board of Directors on November 17, 2021. Keating is a seasoned executive, with nearly two decades of her 40-year career in diverse roles within the biopharmaceutical industry.

“I am pleased to welcome to Laurie to Imago’s Board of Directors as the company continues to grow, following our successful IPO in July,” said Hugh Young Rienhoff, Jr., M.D., Chief Executive Officer of Imago BioSciences. “Laurie brings extensive experience to our Board and we look forward to leveraging her judgement, skills and know-how as we progress bomedemstat, our novel LSD1 inhibitor, through the regulatory process.”

Laurie Keating most recently served as Executive Vice President and Chief Legal Officer at Alnylam Pharmaceuticals, where she led the company’s global public policy and government relations, legal, and intellectual property groups. Prior to joining Alnylam, Keating served as Senior Vice President, General Counsel and Secretary at Millennium Pharmaceuticals, where she led the legal, intellectual property, corporate quality and compliance groups. Prior to Millennium, Keating was the founding chief executive officer of Hydra Biosciences, a privately held, venture-backed company, and served on Hydra’s Board for six years.

“Imago’s advances in the potential treatment of myeloproliferative neoplasms with bomedemstat are highly promising, and I am thrilled to join the company’s Board of Directors at such an exciting time,” said Laurie Keating. “I look forward to contributing to Imago’s continued growth, and collaborating with the leadership team as we navigate the regulatory and clinical development processes, in an effort to bring a much-needed new treatment option to underserved patients.”

Keating currently sits on the Board of Directors for Immuneering Corporation and MassBIO, a non-profit organization dedicated to growing the biopharmaceutical industry, adding value to the healthcare system, and improving patient lives in Massachusetts. She has a bachelor’s degree in economics from the University of California, Berkeley and received her J.D. from the University of California, Hastings College of Law.

About Imago BioSciences

Imago BioSciences is a clinical-stage biopharmaceutical company discovering and developing novel small molecule product candidates that target lysine-specific demethylase 1 (LSD1), an enzyme that plays a central role in the production of blood cells in the bone marrow. Imago is focused on improving the quality and length of life for patients with cancer and bone marrow diseases. Bomedemstat, an orally available, small molecule inhibitor of LSD1, is the lead product candidate discovered by Imago for the treatment of certain myeloproliferative neoplasms (MPNs), a family of related, chronic cancers of the bone marrow. Imago is evaluating Bomedemstat as a potentially disease-modifying therapy in two Phase 2 clinical trials for the treatment of essential thrombocythemia (NCT04254978) and myelofibrosis (NCT03136185). Bomedemstat has U.S. FDA Orphan Drug and Fast Track Designation for the treatment of ET and MF, European Medicines Agency (EMA) Orphan Designation for the treatment of ET and MF, and PRIority MEdicines (PRIME) Designation by the EMA for the treatment of MF. The company is based in South San Francisco, California.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “may,” “will,” “should,” “expect,” “believe” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.

These statements may relate to, but are not limited to, Keating’s contributions to Imago’s Board of Directors, the results, conduct, progress and timing of Imago’s clinical trials, the regulatory approval path for bomedemstat, expectations of future operating results or financial performance, market size and growth opportunities, plans for future operations, competitive position, technological capabilities and strategic relationships, as well as assumptions relating to the foregoing. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. You should not put undue reliance on any forward looking statements. Forward looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Except as required by law, Imago does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Contacts

INVESTORS

Laurence Watts

Gilmartin Group, LLC.

laurence@gilmartinir.com

MEDIA

Will Zasadny

Canale Communications

will.zasadny@canalecomm.com